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EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned directors of Edwards Lifesciences Corporation, a Delaware corporation, do hereby constitute and appoint Michael Mussallem, Chairman of the Board and Chief Executive Officer and Bruce J. Bentcover, Corporate Vice President, Chief Financial Officer and Treasurer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned directors to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Signature	Title	Date

/s/ MICHAEL A. MUSSALLEM Michael A. Mussallem	Chairman of the Board and Chief Executive Officer	August 15, 2002
/s/ MIKE R. BOWLIN Mike R. Bowlin	Director	August 8, 2002
/s/ VERNON R. LOUCKS JR. Vernon R. Loucks Jr.	Director	August 7, 2002
/s/ CORINNE H. LYLE Corinne H. Lyle	Director	August 15, 2002
/s/ PHILIP M. NEAL Philip M. Neal	Director	August 15, 2002
/s/ DAVID E. I. PYOTT David E. I. Pyott	Director	August 15, 2002

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POWER OF ATTORNEY